As filed with the Securities and Exchange Commission on October 2, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NorthWestern Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	93-2020320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3010 W. 69th Street
Sioux Falls, South Dakota 57108
(605) 978-2900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Shannon M. Heim
Vice President and General Counsel
NorthWestern Energy Group, Inc.
3010 W. 69th Street
Sioux Falls, South Dakota 57108
(605) 978-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Robert Joseph, Esq.
Husch Blackwell LLP
120 S Riverside Plaza, Suite 2200
Chicago, Illinois 60606
Tel: 312.526.1536
Fax: 312.655.1501

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒    Accelerated filer ☐
Non-accelerated filer ☐     Smaller reporting company ☐
(Do not check if a smaller reporting company)     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
NorthWestern Energy Group, Inc.
Debt Securities, Preferred Stock, Depositary Shares Representing Preferred Stock and Common Stock
of NorthWestern Energy Group, Inc.
We may offer from time to time any combination of the securities described in this prospectus in one or more offerings and in amounts and at prices authorized from time to time. We will provide the specific terms of our securities, including their offering prices, in one or more supplements to this prospectus. Each supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any supplements carefully before you invest.
Our common stock is quoted on the Nasdaq Stock Market under the ticker symbol “NWE.” Prior to October 2, 2023, the common stock of our predecessor, NorthWestern Corporation, was quoted on the Nasdaq Stock Market under the ticker symbol “NWE.” On September 29, 2023, the closing price of the common stock of our predecessor, NorthWestern Corporation, on the Nasdaq Stock Market was $48.06 per share.
Investing in our securities involves risks. To read about certain factors you should consider before investing in the securities being offered, see “Risk Factors” on page 6 of this prospectus and the discussion of risk factors, if any, included in the accompanying prospectus supplement, as well as the risk factors contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus.
Our principal executive offices are located at NorthWestern Energy Group, Inc., 3010 W. 69th Street, Sioux Falls, South Dakota 57108, and our telephone number is (605) 978-2900.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 2, 2023.

ABOUT THIS PROSPECTUS
Unless the context requires otherwise, references to “we,” “us,” “our,” “the Company,” “NorthWestern Energy Group,” “NorthWestern Energy,” and “NorthWestern” refer specifically to NorthWestern Energy Group, Inc. and its subsidiaries.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings. The registration statement is unlimited regarding the amount of securities that may be registered. The actual amount of securities being offered and sold will be disclosed in a prospectus supplement filed at the time of the applicable offering.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation by Reference.”
For more detailed information about the securities, you can read the exhibits to the registration statement of which this prospectus is a part. Those exhibits have been either filed with the registration statement or incorporated by reference from our SEC filings.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. As described below, you may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities. The registration statement may contain additional information that may be important to you. Statements made in this prospectus and in any prospectus supplement about legal documents may not necessarily be complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC.
On October 2, 2023, NorthWestern Corporation (“Old NWE”) implemented a holding company reorganization (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of October 2, 2023, by and among Old NWE, NorthWestern Energy Group, Inc., a Delaware corporation (“New NWE”), and NorthWestern Energy Merger Company, a Delaware corporation (“Merger Sub”), which resulted in New NWE owning all of the outstanding capital stock of Old NWE. Pursuant to the Merger, Merger Sub, a direct, wholly-owned subsidiary of New NWE and an indirect, wholly-owned subsidiary of the Old NWE, merged with and into Old NWE, with Old NWE surviving as a direct, wholly-owned subsidiary of New NWE. Each share of Old NWE stock issued and outstanding immediately prior to the Merger automatically converted into an equivalent corresponding share of New NWE stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Old NWE stock being converted. Accordingly, upon consummation of the Merger, Old NWE’s stockholders immediately prior to the consummation of the Merger became stockholders of New NWE.
Our predecessor, NorthWestern Corporation, filed and we will file annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC filings of our predecessor, NorthWestern Corporation, and our SEC filings are available to the public on the SEC’s website (http://www.sec.gov) or on our website (http://www.northwesternenergy.com). However, the information on our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information in documents that we file with the SEC, which means that we may disclose important information to you by referring you to those documents in this prospectus. The information incorporated by reference is an important part of this prospectus.
The following documents have been filed by our predecessor, NorthWestern Corporation, or filed by us, as applicable, with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and are incorporated in this prospectus by reference and made a part of this prospectus.
•Old NWE’s Annual Report on Form 10-K for the year ended December 31, 2022;
•Old NWE’s Quarterly Reports on Form 10-Q for the quarters ending March 31, 2023, and June 30, 2023;
•Old NWE’s Current Reports on Form 8-K filed on January 5, 2023, January 17, 2023, February 23, 2023, April 5, 2023, April 5, 2023, May 3, 2023, May 5, 2023, June 7, 2023, June 9, 2023, June 15, 2023, July 6, 2023, and October 2, 2023 and our Current Report on Form 8-K filed on October 2, 2023; and
•the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on October 2, 2023.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these documents, at no cost to you, by writing or calling Investor Relations, NorthWestern Energy Group, Inc., 3010 W. 69th Street, Sioux Falls, South Dakota 57108, telephone (605) 978-2900.
All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part of this prospectus from the date of filing of such documents; provided, however, that we are not incorporating any information furnished under Item 2.02 or 7.01 of any current report on Form 8-K unless specifically stated otherwise. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus, any prospectus supplement or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement in this prospectus will be deemed to be modified or superseded to the extent a statement contained in any prospectus supplement or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.
You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or any free writing prospectus that we provide to you. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement or any free writing prospectus that we provide to you is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of such document incorporated by reference.

FORWARD-LOOKING STATEMENTS
On one or more occasions, we may make statements in this prospectus, any prospectus supplement or the documents incorporated by reference regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. All statements other than statements of historical facts, included or incorporated by reference in this prospectus or any prospectus supplement relating to our current expectations of future financial performance, continued growth, changes in economic conditions or capital markets and changes in customer usage patterns and preferences are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
Words or phrases such as “anticipates,” “may,” “will,” “should,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and believe such statements are based on reasonable assumptions, including without limitation, our examination of historical operating trends, data contained in records and other data available from third parties, we cannot assure you that we will achieve our projections. Factors that may cause such differences include, but are not limited to:
•adverse determinations by regulators, as well as potential adverse federal, state, or local legislation or regulation, including costs of compliance with existing and future environmental requirements, could have a material effect on our liquidity, results of operations and financial condition;
•the impact of extraordinary external events and natural disasters, such as a wide-spread or global pandemic, geopolitical events, earthquake, flood, drought, lightning, weather, wind, and fire, could have a material effect on our liquidity, results of operations and financial condition;
•acts of terrorism, cybersecurity attacks, data security breaches, or other malicious acts that cause damage to our generation, transmission, or distribution facilities, information technology systems, or result in the release of confidential customer, employee, or Company information;
•supply chain constraints, recent high levels of inflation for product, services and labor costs, and their impact on capital expenditures, operating activities, and/or our ability to safely and reliably serve our customers;
•changes in availability of trade credit, creditworthiness of counterparties, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which could adversely affect our liquidity and results of operations;
•unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase operating costs or may require additional capital expenditures or other increased operating costs;
•adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories; and
•other risk factors listed from time to time in the reports we file with the SEC.
We have attempted to identify, in context, certain of the factors that we believe may cause actual future experience and results to differ materially from our current expectation regarding the relevant matter or subject area. In addition to the items specifically discussed above, our business and results of operations are subject to the uncertainties described under the caption “Risk Factors” in the Old NWE annual report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent reports filed with the SEC.
From time to time, oral or written forward-looking statements are also included in our reports filed with the SEC on Forms 10-K, 10-Q and 8-K, Proxy Statements on Schedule 14A, press releases, analyst and investor conference calls, and other communications released to the public. We believe that at the time made, the expectations reflected in all of these forward-looking statements are and will be reasonable. However, any or all of the forward-looking statements in this prospectus, any prospectus supplement, our reports filed with the SEC on Form 10-K, 10-Q and 8-K, our Proxy Statements on Schedule 14A and any other public statements that are made by us may prove to be incorrect. This may occur as a result of assumptions, which turn out to be inaccurate, or as a consequence of known or unknown risks and uncertainties. Many factors discussed in this prospectus and any prospectus supplement, certain of which are beyond our control, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from forward-looking statements. In light of these and other uncertainties, you should not regard the inclusion of any of our forward-looking statements in this prospectus, any prospectus supplement or other public communications as a representation by us that our plans and objectives will be achieved, and you should not place undue reliance on such forward-looking statements.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in our predecessor’s, NorthWestern Corporation, and our reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

RISK FACTORS
Investing in our securities involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in our securities described in our predecessor’s, NorthWestern Corporation, and our reports filed with the SEC on Form 10-K, 10-Q and 8-K under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus and any prospectus supplement. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in our securities and the particular type of securities we are offering under that prospectus supplement.

NORTHWESTERN ENERGY GROUP, INC.
On October 2, 2023, Old NWE implemented a holding company reorganization by and among Old NWE, New NWE, and Merger Sub, which resulted in New NWE owning all of the outstanding capital stock of Old NWE. Pursuant to the Merger, Merger Sub, a direct, wholly-owned subsidiary of New NWE and an indirect, wholly-owned subsidiary of the Old NWE, merged with and into Old NWE, with Old NWE surviving as a direct, wholly-owned subsidiary of New NWE. Each share of Old NWE stock issued and outstanding immediately prior to the Merger automatically converted into an equivalent corresponding share of New NWE stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Old NWE stock being converted. Accordingly, upon consummation of the Merger, Old NWE’s stockholders immediately prior to the consummation of the Merger became stockholders of New NWE.
NorthWestern Energy Group, Inc., through its wholly-owned subsidiary NorthWestern Corporation, provides electricity and/or natural gas to approximately 764,200 customers in Montana, South Dakota, Nebraska and Yellowstone National Park. We have generated and distributed electricity in South Dakota and distributed natural gas in South Dakota and Nebraska since 1923 and have generated and distributed electricity and distributed natural gas in Montana since 2002.
We were incorporated in Delaware in May 2023. Our predecessor, NorthWestern Corporation, was incorporated in Delaware in 1923. Our principal office is located at 3010 West 69th Street, Sioux Falls, South Dakota 57108, and our telephone number is 605-978-2900. In October 2023, we implemented a holding company reorganization in which we became the successor registrant to our wholly-owned subsidiary, NorthWestern Corporation. We maintain an Internet site at http://www.northwesternenergy.com, which contains information concerning us. Our Internet site and the information contained therein or connected thereto are not intended to be incorporated into this prospectus and should not be considered a part of this prospectus.

USE OF PROCEEDS
Except as may otherwise be set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities will be added to our general funds and may be used for funding capital requirements, for the refunding of outstanding debt obligations, for corporate development purposes (including the potential acquisition of businesses and/or business assets), and for other general business purposes. The specific use of the net proceeds of a particular offering of securities will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
Each time we sell debt securities we will describe the particular terms of any debt securities in one or more prospectus supplements. The prospectus supplement may also add, update or change information contained in this prospectus. Our debt securities will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See “-Book-Entry System” below.
Book-Entry System
Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of debt securities, each in the aggregate principal amount of any such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the debt securities documents. For example, Beneficial Owners of debt securities may wish to ascertain that the nominee holding the debt securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s Money Market Instrument Program. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, debt securities certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, debt securities certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter, agent, or dealer take any responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of our capital stock and certain provisions of our certificate of incorporation, as amended and restated (“certificate of incorporation”), and bylaws, as amended and restated (“bylaws”), are summaries of selected general terms thereof and are qualified in their entirety by the provisions of our certificate of incorporation, as amended and restated, and bylaws, as amended and restated, copies of both of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and the laws of the state of Delaware.
Our certificate of incorporation authorizes us to issue 250,000,000 shares of stock, divided into two classes: (1) 200,000,000 shares of common stock, $0.01 par value per share, and (2) 50,000,000 shares of preferred stock, $0.01 par value per share.
The transfer agent and registrar for our capital stock is Computershare, Inc., Providence, Rhode Island.
Common Stock
As of September 29, 2023, we had 61,241,779 shares of common stock issued and outstanding. Our common stock currently outstanding is, and our common stock offered pursuant to this prospectus will be, fully paid and non-assessable.
Dividend Rights
Subject only to any prior rights and preferences of any shares of our preferred stock that may in the future be issued and outstanding, the holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. There can be no assurance that funds will be legally available to pay dividends at any given time or that, if funds are available, the board of directors will declare a dividend. As of October 2, 2023, we had no preferred stock outstanding.
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Under our certificate of incorporation, the voting rights, if any, of our preferred stock may differ from the voting rights of our common stock. The holders of our common stock do not have cumulative voting rights. Our bylaws provide for a plurality voting standard for the election of directors.
Liquidation Rights
If we were to liquidate, subject to the terms of any outstanding series of preferred stock, the holders of our common stock are entitled to receive pro rata our assets legally available for distribution to stockholders.
Other Rights
Our common stock is not liable to further calls or assessment. The holders of our common stock have no preemptive rights. Our common stock cannot be redeemed, and it does not have any conversion rights or sinking fund provisions.
Effects on Our Common Stock if We Issue Preferred Stock
As discussed below, our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series. If we issue any preferred stock, it may negatively affect the holders of our common stock. These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock. In addition, the ability of our board of directors to issue preferred stock may delay or prevent a change in control of NorthWestern Energy Group, Inc.

Preferred Stock
Our board of directors is authorized, subject to any limitations imposed by law, without the approval of our stockholders, to issue from time to time up to a total of 50,000,000 shares of our preferred stock, $0.01 par value per share, in one or more series, with each such series having such powers, including voting powers, preferences, and relative participating optional or other special rights and any qualifications, limitations or restrictions thereof, as our board of directors may determine at the time of issuance. Thus, without seeking stockholder approval, our board may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock.
The issuance of our preferred stock, while potentially providing us with flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or delay or deter a third party from attempting to acquire, a majority of our outstanding voting stock.
As of October 2, 2023, we had 50,000,000 shares of preferred stock available for issuance and no preferred stock outstanding.
The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series. We will include in a prospectus supplement the terms relating to any series of preferred stock being offered. These terms will include some or all of the following, as applicable:
•the title of the series and the number of shares in the series;
•the price at which the preferred stock will be offered;
•the dividend rate or rates or method of calculating the rates, the dates on which and the place or places where the dividends will be payable, whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;
•the voting rights, if any, of the holders of shares of the preferred stock being offered;
•the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;
•the liquidation preference per share;
•the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;
•any date of maturity of the preferred stock;
•any listing of the preferred stock being offered on any securities exchange;
•whether interests in the shares of the series will be represented by depositary shares;
•a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;
•the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution, or the winding up of our affairs;
•any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and
•any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the series.

Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation for preferred stock.
The description of preferred stock above and the description of the terms of a particular series of preferred stock in the prospectus supplement are not complete. You should refer to the applicable certificate of designation for complete information.
As described under “Description of Depositary Shares” below, we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest (to be specified in the prospectus supplement or term sheet relating to the particular series of preferred stock) in a share of the particular series of preferred stock issued and deposited with a depositary.
Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full, and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.
Provisions of our Certificate of Incorporation and our Bylaws That Could Delay or Prevent a Change in Control
Our certificate of incorporation and bylaws contain provisions which will make it difficult to obtain control of NorthWestern Energy Group, Inc. if our board of directors does not approve the transaction. The provisions include the following:
Number of Directors, Vacancies, Removal of Directors
Our certificate of incorporation and bylaws provide that our board of directors will have at least five and at most 11 directors. A majority of the continuing directors decide the exact number of directors at a given time and fill any new directorships and vacancies.
Our certificate of incorporation provides that our directors may be removed, with or without cause, by a majority of the shares then entitled to vote in an election of directors. In addition, our certificate of incorporation provides that any action required or permitted to be taken by our stockholders, including the removal of directors, must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders. Our bylaws permit stockholders to call a special meeting if called by 25% or more of the outstanding shares of voting capital stock of the company.
No Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting.
Advance Notice Provisions. Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not later than 90 days nor earlier than 120 days prior to the first anniversary of the prior year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 70 days after such anniversary date, the stockholder must give notice not earlier than 120 days prior to such annual meeting, nor later than the later of 90 days prior to such annual meeting or 10 days after the day on which the public announcement of the date of the meeting was first made. In addition, if the number of directors to be elected to the board at an annual meeting is increased and there is no public announcement naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder must give notice, but only with respect to nominees for the additional directorships, so it is delivered not later than 10 days after the day on which such public announcement is first made.
All such notices must be received by our Corporate Secretary by the close of business on the specified date to be deemed to have been delivered on that date. The public announcement of an adjournment or postponement of an annual meeting does not commence a new time period or extend the foregoing time period.
No Stockholder Action by Written Consent. Our certificate of incorporation provides that all action by stockholders must be taken at an annual or special meeting. The stockholders may not act by written consent. This provision prevents our stockholders from initiating or effecting any action by written consent, thereby limiting the ability of our stockholders to take actions opposed by our board of directors.
Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called by the board of directors acting pursuant to a resolution adopted by a majority of the whole board of directors or the chairman of the board of directors, or upon written notice to the board of directors by holders of 25% or more of our outstanding voting stock.
Provisions Relating to the Authorization of Business Combinations. Our certificate of incorporation requires that certain mergers, consolidations, sales of substantial assets, issuances of capital stock and certain other business combinations involving us and any substantial (10% or more) holder of our voting stock be approved by a majority of our disinterested directors or by the holders of at least 66 2/3% of the outstanding shares of capital stock of the company entitled to vote generally, excluding any shares beneficially owned by the interested stockholder or any affiliate of any interested stockholder (as such terms are defined in the certificate of incorporation). This provision may be amended only by the approval of the holders of at least two-thirds of the outstanding shares of our voting stock.
Provisions of Delaware Law That Could Delay or Prevent a Change in Control
We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. With some exceptions, this law prohibits us from engaging in some types of business combinations with a person who owns 15% or more of our outstanding voting stock for a three-year period after that person acquires the stock. This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our stock before the person acquired 15% of the stock. A business combination includes mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

DESCRIPTION OF DEPOSITARY SHARES
We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement or term sheet, of a share of the applicable series of preferred stock. The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share. The description set forth below and in any prospectus supplement or term sheet of certain provisions of the deposit agreement and of the depositary shares and depositary receipts is not complete. You should carefully review the prospectus supplement or term sheet and the form of deposit agreement and form of depositary receipts relating to each series of preferred stock.
General
We may, at our option, elect to have shares of any series of preferred stock be represented by depositary shares. The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement that we will enter with a bank or trust company having its principal office in the United States and a combined capital and surplus of at least $50,000,000. This bank or trust company will be considered the depositary. The prospectus supplement or term sheet relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable interest in the number of shares of such series of preferred stock underlying such depositary share, to all the rights and preferences of such series of preferred stock underlying such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of such series of preferred stock described in the applicable prospectus supplement or term sheet.
Unless otherwise specified in the prospectus supplement or term sheet, a holder of depositary shares is not entitled to receive the shares of such series of preferred stock underlying the depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts. Definitive depositary receipts will thereafter be prepared without unreasonable delay.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the applicable series of preferred stock to the record holders of depositary shares representing such preferred stock in proportion to the number of depositary shares owned by the holder on the relevant record date.
In the event of a distribution other than cash, the depositary will distribute property received by it to the record holders of depositary shares entitled to such property, as nearly as practicable, in proportion to the number of depositary shares owned by the holder. However, if the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The amounts distributed by the depositary may be reduced by any amount required to be withheld by us or the depositary on account of taxes.
The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock will be made available to holders of depositary shares.

Conversion and Exchange
If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in the prospectus supplement or term sheet relating thereto, each record holder of depositary shares will have the right or obligation to convert or exchange such depositary shares pursuant to its terms.
Redemption of Depositary Shares
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of such series of preferred stock underlying the depositary shares. Whenever we redeem a series of preferred stock from the depositary, the depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of such series of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as we may determine.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price payable upon such redemption.
Voting
Upon receipt of notice of any meeting or action in lieu of any meeting at which the holders of any shares of a series of preferred stock underlying the depositary shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary shares relating to such shares of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for such series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of such series of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of such series of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. If the depositary does not receive instructions from the holders of depositary shares, the depositary will abstain from voting the preferred stock that underlies these depositary shares.
Amendment of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the applicable series of preferred stock and any exchange or redemption of such series of preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.
Miscellaneous
We (or at our option the depositary) will forward to the holders of depositary shares all of our reports and communications which we are required to furnish to the holders of the series of preferred stock represented by the depository receipts.

Neither we nor the depositary will be liable if we are or the depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary share of preferred stock unless satisfactory indemnity has been furnished. Both we and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Depositary; Termination of the Deposit Agreement
The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. We may terminate the deposit agreement or it may be terminated by the depositary if a period of 90 days expires after the depositary has delivered written notice to us of its election to resign and we have not appointed a successor depositary. Upon termination of the deposit agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders of depositary receipts, and will not give any further notices (other than notice of such termination) or perform any further acts under the deposit agreement except that the depositary will continue to deliver the applicable series of preferred stock certificates, together with dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for depositary receipts surrendered. Upon our request, the depositary will deliver to us all books, records, certificates evidencing the applicable series of preferred stock, depositary receipts and other documents relating to the subject matter of the deposit agreement.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in one or more of the following ways from time to time: (i) to or through underwriters or dealers; (ii) directly to purchasers; (iii) through agents; or (iv) through a combination of such methods. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. The prospectus supplement with respect to the securities being sold will set forth the specific plan of distribution with respect to those securities, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the net proceeds to us from the sale, any underwriting discounts or agency fees and other items constituting underwriters’, dealers’, or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If underwriters participate in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters.
Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities being offered if any are purchased. If we use dealers in the sale, we will sell the securities to each dealer as principal. The dealer may then resell the securities at varying prices determined at the time of resale.
If the securities are sold by agents, any commissions payable by us to those agents will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.
We may make sales of our common stock to or through one or more underwriters, dealers or agents in at-the-market offerings and may do so pursuant to the terms of a distribution or other similar agreement between us and the underwriters, dealers or agents. If we engage in at-the-market sales pursuant to a distribution agreement or other similar agreement, we will issue and sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis.
The securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one of more firms, which are referred to herein as the “remarketing firms,” acting as principals for their own accounts or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.
If we so indicate in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification against securities civil liabilities, including liabilities under the Securities Act of 1933. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
Each series of securities offered by this prospectus will be a new issue and, except for the common stock, which is listed on the Nasdaq Stock Market, will have no established trading market. We may elect to list any series of new securities on an exchange, or in the case of the common stock, on any additional exchange, but unless otherwise indicated in the prospectus supplement, we have no obligation to cause any securities to be so listed. Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the trading markets for, any securities.

EXPERTS
The consolidated financial statements of NorthWestern Corporation incorporated by reference in this Prospectus, and the effectiveness of NorthWestern Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

LEGAL OPINIONS
Unless otherwise provided in the applicable prospectus supplement, the legality of the common stock, preferred stock, depositary shares and debt securities being offered by this prospectus will be passed upon for us by Timothy P. Olson, Esq., our Senior Corporate Counsel and Corporate Secretary, who owns less than 1% of our outstanding common stock. Certain legal matters in connection with the offered securities will be passed on for any underwriters, dealers or agents by their counsel named in the applicable prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus specifying the final terms of a particular offering of securities. We have not authorized anyone else to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$ *
Printing and Engraving Expenses	$ **
Trustee and/or Transfer Agent and Registrar Fees	$ **
Legal Fees and Expenses	$ **
Rating Agency Fees	$ **
Accountants’ Fees and Expenses	$ **
Listing Fees	$ **
$ **
Total	$ **
_________________
*    Under Rules 456(b) and 457(r) under the Securities Act of 1933, the SEC registration fee is being deferred and will be paid at the time of any particular offering of securities under this registration statement.
**    Because an indeterminate amount of securities is covered by this registration statement, the fees and expenses in connection with the issuance and distribution of the securities are not currently determinable.
Item 15. Indemnification of Directors and Officers.
Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company’s certificate of incorporation does contain provisions limiting the liability of the Company’s officers and directors consistent with Section 102(b)(7) of the DGCL.
Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.
The Company’s certificate of incorporation and bylaws provide for indemnification of its directors and officers to the fullest extent permitted by the DGCL.

Indemnification Agreements
The Company currently has no indemnification agreements with any of its current directors or senior executives. In the past, the Company had indemnification agreements with certain of its then current directors and senior executives. The indemnification agreements generally required the Company to indemnify and hold such persons harmless to the greatest extent permitted by law for liabilities arising out of such person’s service to the Company as a director or manager, if such person acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the Company’s best interests and, with respect to criminal proceedings, if the person had no reasonable cause to believe that his or her conduct was unlawful. In addition, the indemnification agreements provided that the Company will make an advance payment of expenses to such person who has entered into an indemnification agreement, if such person requests such advance payment of expenses related to attorney fees and/or court costs, in connection with any proceeding relating to any fact or occurrence arising from or relating to events or occurrences specified in this paragraph.
Insurance
Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation. The Company maintains a policy insuring its directors and officers and directors and officers of its subsidiary companies, to the extent they may be required or permitted to indemnify such directors or officers, against certain liabilities arising from acts or omission in the discharge of their duties that they shall become legally obligated to pay.
Item 16. Exhibits

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement (forms of any underwriting agreements with respect to any securities offered under the prospectus contained in this registration statement will be filed as exhibits to a current report on Form 8-K, as contemplated by Item 601(b)(1) of Regulation S-K).
1.2*	Form of Sales Agency Agreement (forms of any sales agency agreements with respect to any securities offered under the prospectus contained in this registration statement will be filed as exhibits to a current report on Form 8-K, as contemplated by Item 601(b)(1) of Regulations S-K).
3.1(a)**	Amended and Restated Certificate of Incorporation of NorthWestern Energy Group, Inc., dated October 2, 2023.
3.2(a)**	Amended and Restated Bylaws of NorthWestern Energy Group, Inc., dated October 2, 2023.
4.1(a)*	Form of Indenture relating to debt securities.
4.1(a)*	Form of Supplemental Indenture relating to debt securities.
4.2*	Form of certificate of designations for preferred stock.
4.3*	Form of certificate for preferred stock.
4.4*	Form of depositary receipt.
4.5*	Form of depositary agreement.
5.1**	Opinion of Timothy P. Olson, internal counsel to NorthWestern Energy Group, Inc.
23.1**	Consent of Timothy P. Olson, internal counsel to NorthWestern Energy Group, Inc. (included in Exhibit 5.1 hereto).
23.2**	Consent of Deloitte & Touche LLP.
24.1**	Power of Attorney.
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, related to the debt securities.
107**	Filing Fee Table
__________________
*    To be filed by amendment or pursuant to a report filed pursuant to Section 13 or 15(d) of the Exchange Act if applicable.
**    Filed herewith

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.If the registrant is relying on Rule 430B:
A.Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
B.Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
ii.If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5.That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, NorthWestern Energy Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Helena, Montana, on October 2, 2023.

NORTHWESTERN ENERGY GROUP, INC.

By:	/s/ Brian B. Bird
Brian B. Bird
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian B. Bird	President, Chief Executive Officer and Director	October 2, 2023
Brian B. Bird	(Principal Executive Officer)

*	Vice President and Chief Financial Officer	October 2, 2023
Crystal Lail	(Principal Financial Officer)

*	Controller	October 2, 2023
Jeffrey B. Berzina	(Principal Accounting Officer)

*	Director and Chair of the Board	October 2, 2023
Dana J. Dykhouse

*	Director	October 2, 2023
Anthony T. Clark

*	Director	October 2, 2023
Sherina Edwards

*	Director	October 2, 2023
Jan R. Horsfall

*	Director	October 2, 2023
Britt E. Ide

*	Director	October 2, 2023
Kent Larson

*	Director	October 2, 2023
Linda G. Sullivan

*	Director	October 2, 2023
Mahvash Yazdi

*	Director	October 2, 2023
Jeffrey W. Yingling

* By	/s/ Brian B. Bird
Brian B. Bird
Attorney-in-Fact